SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of report
                                 March 31, 1997


                                Rio Grande, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



1-8287                                                                74-1973357
(Commission File Number)                 (I.R.S. Employer Identification Number)



10101 Reunion Place, Suite 210
San Antonio, Texas                                                    78216-4156
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


               Registrant's telephone number, including area code:
                                 (210) 308-8000

Item 2.           Acquisition or Disposition of Assets

         On January 16, 1997, Rio Grande Offshore, Ltd., a wholly-owned affiliate of Rio Grande, Inc. (the "Company") acquired producing oil and gas properties in the Righthand Creek Field ("Righthand Creek Properties") located in Allen Parish, Louisiana from Brechtel Energy Corporation for approximately $15.3 million.

         This information was previously filed on Form 8-K dated January 31, 1997.


Item 7.           Financial Statements and Exhibits

         The following information was not included in the previously filed Form 8-K dated January 31, 1997.

         (a)      Financial Statements

                  Statements of Revenues and Direct Operating Expenses for the Righthand Creek Properties.

         (b)      Pro Forma Financial Information

                  Pro Forma Condensed Combined Statements of Operations

                  Pro Forma Condensed Combined Balance Sheet

         (c)      Exhibits - None.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            RIO GRANDE, INC.



                                            By: /s/
                                                Guy Bob Buschman, President



Dated: March 31, 1997

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                        OF CERTAIN OIL AND GAS PROPERTIES
                         OF BRECHTEL ENERGY CORPORATION



                           DECEMBER 31, 1996 AND 1995

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Rio Grande, Inc.:

We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas property interests acquired from Brechtel Energy Corporation (collectively, the "Righthand Creek Properties") for the years ended December 31, 1996 and 1995. These statements of revenues and direct operating expenses are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of revenues and direct operating expenses based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared as described in Note 1 for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion in certain SEC regulatory reports and filings and are not intended to be a complete financial presentation.

In our opinion, the accompanying statements of revenues and direct operating expenses present fairly, the revenues and direct operating expenses of the Righthand Creek Properties for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.



                                                 KPMG PEAT MARWICK LLP



San Antonio, Texas
March 31, 1997

                   STATEMENTS OF REVENUES AND DIRECT OPERATING
                  EXPENSES OF CERTAIN OIL AND GAS PROPERTIES OF
                           BRECHTEL ENERGY CORPORATION



                                                             Nine Months Ended
                                Year Ended December 31,         October 31,
                                ----------------------     ---------------------
                                  1996         1995         1996         1995
                                  ----         ----         ----         ----
                                                         (unaudited) (unaudited)

Revenues                       $5,143,400    2,079,679    3,777,278    1,474,131

Direct operating expenses       1,396,943      467,211    1,108,706      325,109
                               ----------   ----------   ----------   ----------
Excess of revenues over
direct operating expenses      $3,746,457    1,612,468    2,668,572    1,149,022
                               ==========   ==========   ==========   ==========






















See accompanying notes to statements of revenues and direct operating expenses.

                   NOTES TO STATEMENTS OF REVENUES AND DIRECT
             OPERATING EXPENSES OF CERTAIN OIL AND GAS PROPERTIES OF
                           BRECHTEL ENERGY CORPORATION


(1)      Basis of Presentation

         On January 16, 1997, Rio Grande Offshore, Ltd. ("Offshore") completed the acquisition of producing oil and gas properties from Brechtel Energy Corporation ("Brechtel") in the Righthand Creek Field ("Righthand Creek") located in Allen Parish, Louisiana. The effective date of the Righthand Creek acquisition was November 1, 1996. The acquisition price for Righthand Creek was approximately $15.3 million for total proved reserves of approximately 2 million barrels of oil and 2.7 Bcf natural gas net to Offshore's interest. The Righthand Creek acquisition was funded by approximately $9 million borrowed from Comerica Bank - Texas and approximately $6 million of the proceeds of a $10 million private placement of preferred stock to Koch Exploration Company ("Koch"), an affiliate of Koch Industries, Inc. Rio Grande Drilling Company is the operator for the seven existing wells in the Righthand Creek properties.

         The accompanying statements of revenues and direct operating expenses were derived from the historical accounting records of Brechtel. Direct operating expenses include payroll, lease and well repairs, maintenance, and other direct operating expenses.

         Full historical financial statements, including exploration expenses, general and administrative expenses, interest expense and income tax expense have not been presented because they have not historically been allocated at this level. Historical depletion expense has not been included in such statements as the Company will adjust the basis in its purchase price allocation and the historical depletion will no longer be relevant.

         The information presented for the nine months ended October 31, 1996 and 1995 is unaudited, but in the opinion of Management includes all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations. Results of operations for the nine months ended October 31, 1996 and 1995 are not necessarily indicative of the results to be expected for the full year.

                   NOTES TO STATEMENTS OF REVENUES AND DIRECT
                    OPERATING EXPENSES OF CERTAIN OIL AND GAS
                    PROPERTIES OF BRECHTEL ENERGY CORPORATION


(2)      Supplemental Oil and Gas Reserve Information (Unaudited)

         Total proved and proved developed oil and gas reserves of the Righthand Creek Properties at December 31, 1996 have been estimated based on reserve estimates prepared as of December 31, 1996. No comparable estimates were available for prior periods. Therefore, reserves for 1995 have been calculated by adjusting the December 31, 1996 amounts for prior period producing activities and, consequently, no revisions of previous estimates have been reflected. All reserve estimates are based on economic and operating conditions existing at December 31, 1996. The future net cash flows from production of these proved reserve quantities were computed by applying current prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) as of December 31, 1996 to estimated future production of proved oil and gas reserves less the estimated future expenditures (based on current costs) as of December 31, 1996, to be incurred in developing and producing the proved reserves. Income taxes were calculated at statutory rates without consideration of any remaining historical tax basis of the Righthand Creek Properties. The Righthand Creek Properties are located in Louisiana. Exploration and development costs incurred during 1996 and 1995 are not available.

         Estimated Quantities of Oil and Gas Reserves:


                                                   Year Ended December 31,
                                           -------------------------------------
                                                1996                  1995
                                          -----------------     ----------------
                                           Oil        Gas        Oil       Gas
                                          (Mbbl)     (Mmcf)     (Mbbl)    (Mmcf)
                                          -----      ------     -----      -----
Proved Reserves:
 Beginning of year                        2,204      2,916      2,322      2,916
 Production                                 223        182        118        -0-
                                          -----      -----      -----      -----
 End of year                              1,981      2,734      2,204      2,916
                                          =====      =====      =====      =====
Proved Developed Reserves:
 Beginning of year                        1,873      2,458      1,991      2,458
                                          =====      =====      =====      =====
 End of year                              1,650      2,276      1,873      2,458
                                          =====      =====      =====      =====

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (in $000s):

                                                           As of December 31,
                                                           1996           1995
                                                           ----           ----

Future cash inflows                                      $ 60,803        65,946
Future production costs                                   (13,553)      (14,950)
Future development costs                                   (1,245)       (1,245)
                                                         --------      --------
  Future cash flows before income taxes                    46,005        49,751
Income taxes                                              (15,642)      (16,915)
                                                         --------      --------
  Future net cash flows                                    30,363        32,836
10% discount factor                                        (7,869)       (8,510)
                                                         --------      --------
  Standardized measure of discounted future net
    cash flows                                           $ 22,494        24,326
                                                         ========      ========



Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (in $000s):

                                                           As of December 31,
                                                          1996            1995
                                                          ----            ----

Standardized measure, beginning of year                 $ 24,326         25,114
  Sales, net of production costs                          (3,746)        (1,612)
  Net change in income taxes                               1,273            548
  Accretion of discount                                      641            276
                                                        --------       --------
Standardized measure, end of year                       $ 22,494         24,326
                                                        ========       ========

                        RIO GRANDE, INC. AND SUBSIDIARIES
                          PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS


         The accompanying pro forma condensed combined balance sheet as of October 31, 1996 has been prepared as if the acquisition of producing oil and gas properties from Brechtel Energy Corporation was consummated on that date.

         The accompanying pro forma condensed combined statement of operations for the year ended January 31, 1996 has been prepared as if the acquisitions from Fortune Petroleum Corporation, Belle Oil, Inc. and Brechtel Energy Corporation had occurred at the beginning of the respective periods. The historical amounts for Fortune Petroleum Corporation, Belle Oil, Inc., and
Brechtel Energy Corporation are for the year ended December 31, 1995. The acquisition from Fortune Petroleum Corporation occurred on March 11, 1996 and was previously reported on Form 8-K on March 26, 1996 and Form 8-K/A on May 24, 1996. The acquisition from Belle Oil, Inc. occurred on April 12, 1996 and was previously reported on Form 8-K on April 29, 1996 and Form 8-K/A on June 26, 1996.

         The accompanying pro forma condensed combined statement of operations for the nine months ended October 31, 1996 reflect the acquisition from Brechtel Energy Corporation. The pro forma adjustments for the nine months ended October 31, 1996 do not include the pro forma affects of the acquisitions from Fortune Petroleum Corporation and Belle Oil, Inc. as these amounts are not significant.

         The pro forma financial information may not be indicative of the results that would have occurred if the acquisition had been effective on the dates indicated or of the results that may be obtained in the future. The pro forma financial information should be read in conjunction with the financial statements and notes thereto of the Company.

                        RIO GRANDE, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   (Unaudited)


                         Fiscal Year Ended January 31, 1996 ($000's)
                       ---------------------------------------------------------
                                Historical
                       -----------------------------------
                        Rio     Fortune   Belle   Brechtel
                      Grande,  Petroleum   Oil,    Energy  Pro Forma   Pro Forma
                        Inc.     Corp.     Inc.     Corp.  Adjustments  Balances

Net revenues     $     3,632      511     1,277    2,080       -0-        7,500
                       -----    -----     ------   ------      ----       ------

Costs and expenses

Operating expense      2,278       38       561      467       -0-        3,344
Depreciation,
 depletion and
 amortization          1,171      -0-       -0-      -0-     1,376 (c)    2,547
Provision for
 abandonment             180      -0-       -0-      -0-       -0-          180
General and
 administrative        1,336      -0-       -0-      -0-        57 (h)    1,393
                       -----    ------    ------   ------    -----        ------
Total costs and
 expenses              4,965       38       561      467     1,433        7,464
                       -----    ------    ------   ------    -----        ------
Earnings (loss)
 from operations      (1,333)     473       716    1,613    (1,433)          36
Interest expense        (318)     -0-       -0-      -0-    (1,318) (d)  (1,636)
Interest income           59      -0-       -0-      -0-       -0-           59
Gain on sale of
 assets                1,259      -0-       -0-      -0-       -0-        1,259
Minority interest
 of limited partners    (129)     -0-       -0-      -0-       -0-         (129)
                       ------   ------    ------   ------   ------       -------
Earnings (loss) before
 income taxes           (462)     473       716    1,613    (2,751)        (411)
Income taxes               3      -0-       -0-      -0-       -0-  (j)       3
                        -----   ------    ------   ------   -------      -------
Net earnings (loss)     (465)     473       716    1,613    (2,751)        (414)
Dividends                -0-      -0-       -0-      -0-    (1,487)      (1,487)
                        -----   ------    ------   ------   -------      -------
Net earnings (loss)
 applicable to
 common stock    $      (465)     473       716    1,613    (4,238)      (1,901)
                        =====   ======    ======   =======  =======      =======
Net loss per common
 share           $     (0.08)                                          $  (0.34)
                        =====                                            =======
Weighted average
 common shares
 outstanding        5,552,760                                     (i) 5,552,760
                    =========                                         ==========


See Notes to the Pro Forma Condensed Combined Financial Statements.

                        RIO GRANDE, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   (Unaudited)



                                    Nine Months Ended October 31, 1996
                        --------------------------------------------------------
                                Historical
                        --------------------------
                                         Brechtel
                          Rio Grande      Energy        Pro Forma     Pro Forma
                             Inc.          Corp.       Adjustments     Balances
                         ------------   ---------      -----------    ----------
Net revenues           $  3,732,930      3,777,278           -0-      7,510,208
                          ---------      ---------     ---------      ----------
Costs and expenses:
Operating expense         2,020,071      1,108,706           -0-      3,128,777
Depreciation, depletion
  and amortization          857,073            -0-     1,175,974 (c)  2,033,047
Provision for abandonment    60,000            -0-           -0-         60,000
General and administrative  934,900            -0-           -0-        934,900
                          ---------      ---------     ----------     ----------
  Total costs and
   expenses               3,872,044      1,108,706     1,175,974      6,156,724
                          ---------      ---------     ----------     ----------
Earnings (loss) from
 operations                (139,114)     2,668,572    (1,175,974)     1,353,484
Interest expense           (488,624)           -0-      (387,959)(d)   (876,583)
Interest income              56,579            -0-           -0-         56,579
Gain on sale of assets      361,128            -0-           -0-        361,128
Minority interest of
 limited partners           (64,944)           -0-           -0-        (64,944)
                          ----------     ----------    ----------     ----------
  Earnings (loss) before
   income taxes            (274,975)     2,668,572    (1,563,933)       829,664

Income taxes                  5,648            -0-           -0- (j)      5,648
                          ----------     ----------    ----------     ----------
 Net earnings (loss)       (280,623)     2,668,572    (1,563,933)       824,016

Dividends                       -0-            -0-    (1,105,875)(f) (1,105,875)
                          ----------     ----------    ----------    -----------
Net earnings (loss)
 applicable to common
 stock                 $   (280,623)     2,668,572    (2,669,808)      (281,859)
                          ==========     ===========   ==========    ===========
Net loss per common
 share                 $      (0.05)                                 $    (0.05)
                          ==========                                 ===========
Weighted average common
 shares outstanding       5,552,760                              (i)  5,552,760
                          ==========                                 ===========




See Notes to the Pro Forma Condensed Combined Statements of Operations.

                        RIO GRANDE, INC. AND SUBSIDIARIES
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                OCTOBER 31, 1996
                                   (Unaudited)




                               Rio Grande  Pro Forma               Pro Forma
                                  Inc.    Adjustments               Balances

ASSETS

Current assets               $ 1,361,997    1,958,580 (a)(b)(g)     3,320,577
Property & equipment, net      8,031,186   14,534,924 (g)          22,566,110
Abandonment escrow fund        1,002,294          -0-               1,002,294
Other assets, net                300,547      506,496 (a)(b)          807,043
                               ---------   ----------              -----------
     Total Assets            $10,696,024   17,000,000              27,696,024
                              ==========   ==========              ===========

LIABILITIES &
STOCKHOLDERS' EQUITY

Current liabilities            2,443,535    2,223,909 (a)(e)        4,667,444
Accrued platform
  abandonment expense            984,391          -0-                 984,391
Minority interest                102,523          -0-                 102,523
Long-term debt, excluding
  current installments         5,589,769    4,776,091 (a)(e)       10,365,860
Redeemable preferred stock           -0-   10,000,000 (b)          10,000,000
Stockholders' equity           1,575,806          -0-               1,575,806
                               ---------   ----------              -----------
  Total Liabilities and
   Stockholders' Equity      $10,696,024   17,000,000              27,696,024
                              ==========   ==========              ===========

                        RIO GRANDE, INC. AND SUBSIDIARIES
                    NOTES TO THE PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS


(a)      To record loan proceeds received from Comerica Bank - Texas.

(b)      To  record  Redeemable  Preferred  Stock  issued  to  Koch  Exploration
         Company.

(c) To provide for depreciation, depletion and amortization of the oil and gas properties and other assets acquired based on their production during the respective periods after giving effect to the purchase price.

(d) To provide for the additional interest expense for the debt incurred in the acquisitions.

(e)      To adjust current and long-term portion of long-term debt.

(f)      To record the stock and cash dividends on Redeemable Preferred Stock.

(g)      To record the acquisition of Righthand Creek properties.

(h) To provide for additional personnel resulting from the acquisition of Belle properties.

(i) Net loss per common share is computed using the weighted average shares of common stock outstanding applied to net earnings (loss) after giving affect to dividends on Redeemable Preferred Stock.

(j) Due to significant tax carryforwards available to reduce the Company's future tax liability, there is no tax effect as a result of the acquisitions.

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